UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2004

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19801 SW 72nd Avenue, Suite 250, Tualatin, Oregon		97062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (503) 885-9699

Item 5. Other Events and Regulation FD Disclosure.

On July 28, 2004, Digimarc Corporation (the “Company”) announced via press release the Company’s financial results for the second quarter ended June 30, 2004, guidance for the third quarter, and revenue guidance for the full year 2004.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Notwithstanding the above, those portions of the press release that discuss EBITDA are being “furnished” to the Securities and Exchange Commission, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 7. Financial Statements and Exhibits.

(c)         Exhibits.

Exhibit No.	Description

99.1

Press Release issued by Digimarc Corporation dated July 28, 2004 regarding financial results for the second quarter ended June 30, 2004, guidance for the third quarter, and revenue guidance for the full year 2004.

Notwithstanding the above, those portions of the press release that discuss EBITDA are being “furnished” to the Securities and Exchange Commission, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 12.  Results of Operations and Financial Condition.

On July 28, 2004, the Company announced via press release the Company’s financial results for the second quarter ended June 30, 2004, guidance for the third quarter, and revenue guidance for the full year 2004.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Notwithstanding the above, those portions of the press release that discuss EBITDA are being “furnished” to the Securities and Exchange Commission, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIMARC CORPORATION
Dated: July 28, 2004	By:	/s/ Michael McConnell
Michael McConnell, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press Release issued by Digimarc Corporation dated July 28, 2004 regarding financial results for the second quarter ended June 30, 2004, guidance for the third quarter, and revenue guidance for the full year 2004.